Exhibit 99.2

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

SUPPLEMENTAL INFORMATION

Table of Contents

As of June 30, 2004

Information

Overview

Operating Properties

Properties Under Construction and Redevelopment

Supplemental Financial Data

Unconsolidated Joint Ventures Combined Net Income and Funds From Operations

Net Operating Income

Lease Expiration Schedules

Rental Rates

Outstanding Debt

Outstanding Debt of Unconsolidated Joint Ventures

In-line Store Sales Analysis

Capital Expenditures for Operating Properties

Key Financial Ratios

Attachment 1: Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OVERVIEW

The Company

The Mills Corporation (“TMC”) is a fully integrated, self-managed real estate investment trust (“REIT”) that provides development, redevelopment, leasing, financing, management and marketing services to its properties. TMC conducts all of its business and owns all of its properties through The Mills Limited Partnership (“Mills LP”) and its various subsidiaries. TMC is the sole general partner of Mills LP in which it owned a 1% general partner interest and an 83.20% limited partner interest as of June 30, 2004. Together TMC and Mills LP are referred to as the “Company” herein.  Mills LP owns 100% of MillsServices Corp. (“MSC”), a taxable REIT subsidiary. MSC provides development, management, leasing and financial services to all but two of the Company’s real estate joint ventures and does not perform any services for entities in which the Company is not a significant investor.

The Company’s primary focus is its portfolio of 27 retail and entertainment-oriented centers comprised of 15 super-regional “Mills Landmark Centers,” 11 regional “21st Century Retail and Entertainment Centers” and one “International Retail and Entertainment Center.” At June 30, 2004, the Company owned or had an interest in:

Mills Landmark Centers	21st Century Retail and Entertainment Centers
• Arizona Mills – Phoenix, AZ	• The Block at Orange – Los Angeles, CA
• Arundel Mills – Baltimore, MD	• Broward Mall – Fort Lauderdale, FL
• Colorado Mills – Denver, CO	• Del Amo Fashion Center – Los Angeles, CA
• Concord Mills – Charlotte, NC	• Dover Mall – Dover, DE
• Discover Mills – Atlanta, GA	• The Esplanade – New Orleans, LA
• Franklin Mills – Philadelphia, PA	• Galleria at White Plains – White Plains, NY
• Grapevine Mills – Dallas/Fort Worth, TX	• Gwinnett Place – Atlanta, GA
• Great Mall of the Bay Area – Silicon Valley, CA	• Northpark Mall – Jackson, MS
• Gurnee Mills – Chicago, IL	• Riverside Square – Hackensack, NJ
• Katy Mills – Houston, TX	• Town Center at Cobb – Atlanta, GA
• Ontario Mills – Los Angeles, CA	• Westland Mall – Miami, FL
• Opry Mills – Nashville, TN
• Potomac Mills – Washington, DC	International Retail and Entertainment Center
• St. Louis Mills – St. Louis, MO	• Madrid Xanadú – Madrid, Spain
• Sawgrass Mills – Fort Lauderdale, FL

Other portfolio holdings include three “Community Centers”: Arundel Mills Marketplace (Baltimore, MD), Concord Mills Marketplace (Charlotte, NC) and Liberty Plaza (Philadelphia, PA); 19 single tenant properties subject to net leases and operating as CVS pharmacies (“Net Lease Properties”); and other related commercial development.

Adoption of Financial Interpretation No. 46 (FIN #46)

Effective March 31, 2004, the Company adopted the provisions of FIN #46 which requires the consolidation of certain joint ventures. The Company has historically accounted for its joint venture entities on the equity method because major business decisions related to these ventures require the approval of at least one other partner.  However, FIN #46 requires the Company to consolidate entities meeting the criteria of a Variable Interest Entity (“VIE”) for which it is determined to be the primary beneficiary. Under this new model for consolidation an entity is deemed to be a VIE when (a) the equity investors, (if any) do not have a controlling financial interest; or (b) the equity investment at risk is insufficient to finance that entity’s activities without receiving additional financial support from other parties.  In the Company’s case, certain of our joint ventures meet these criteria. Upon the occurrence of certain planned events, the Company anticipates de-consolidating certain of these entities in the future.  The effect of FIN #46 on the Company’s financial statements was to consolidate net assets amounting to $414.6 million at March 31, 2004 ($446.3 million at June 30, 2004) related to Madrid Xanadú, Meadowlands Xanadu and Pittsburgh Mills which were previously included as investment in unconsolidated joint ventures on the Company’s balance sheets.  Operating results for these joint ventures are consolidated effective April 1, 2004. The Company’s joint venture partners’ share in the net loss of the VIEs and revenues and fees, after elimination of any intercompany profit, earned by the Company from the

VIEs are classified as minority interest in consolidated joint ventures in the Company’s income statements. In the second quarter, the Company recognized fees and interest income of $11.4 million from the VIEs.

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures

The Company’s press release and this Supplemental Information package present certain non-GAAP financial measures the Company believes are useful to its investors and management. Such measures include:

•                                          Mills LP Funds From Operations (“FFO”)

•                                          Mills LP Adjusted Funds From Operations (“AFFO”)

•                                          Net Operating Income (“NOI”)

•                                          Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”)

Net income is considered the most directly comparable GAAP measure for each of these measures.  Attachment 1, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms”, includes definitions and reconciliations of each of these measures and further explains why the Company believes such measures are useful.

Cautionary Statement

Certain information contained in this Supplemental Information package may constitute “forward-looking statements” for the purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations and are not guarantees of future performance.

Forward-looking statements, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “would be,” or “continue” or the negative thereof or other variations thereon or comparable terminology are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are:

•                                          the general economic climate,

•                                          the supply and demand for retail properties,

•                                          interest rate levels and fluctuations in the exchange rates between the U.S. dollar and foreign currencies in countries where the Company has investments,

•                                          the availability to the Company of financing for its development projects or acquisition activities,

•                                          risks associated with the development, acquisition and operation of retail properties, including risks that the development of the project may not be completed on schedule or on budget, that the Company may not be able to lease available space to tenants at favorable rental rates, that tenants will not take occupancy or pay rent in accordance with their leases, or that development or operating costs may be greater than anticipated, and

•                                          those risks described in the section entitled “Risk Factors” in The Mills Corporation’s Form 10-K for the year ended December 31, 2003 and The Mills Limited Partnership’s Form 10.

The Company undertakes no duty or obligation to publicly announce any revisions to, or updates of, these forward-looking statements that may result from future events or circumstances.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OPERATING PROPERTIES

June 30, 2004

Gross leasable area (“GLA”) and certain other information pertaining to properties that the Company owns or has an interest in follow.  Anchor stores are defined as spaces of at least 20,000 square feet.  The number of anchor stores noted are those that are open and occupied as of June 30, 2004.  GLA is stated in square feet and tenant owned GLA is included with anchor stores.

	Metropolitan Area Serviced	Year Opened or Acquired	Gross Leaseable Area (“GLA”)			# of Anchor Stores	Tenant Owned GLA
			Total	Anchor Stores	In-line Stores
Mills Landmark Centers:
Arizona Mills	Phoenix, AZ	1997	1,227,000	706,000	521,000	17	—
Arundel Mills	Baltimore, MD	2000	1,238,000	725,000	513,000	15	—
Colorado Mills	Denver, CO	2002	1,101,000	535,000	566,000	10	181,000
Concord Mills	Charlotte, NC	1999	1,278,000	722,000	556,000	17	—
Discover Mills	Atlanta, GA	2001	1,183,000	669,000	514,000	13	—
Franklin Mills	Philadelphia, PA	1989	1,727,000	1,140,000	587,000	18	210,000
Grapevine Mills	Dallas/Fort Worth, TX	1997	1,612,000	1,093,000	519,000	20	—
Great Mall of the Bay Area	Silicon Valley, CA	2003	1,282,000	642,000	640,000	11	—
Gurnee Mills	Chicago, IL	1991	1,808,000	1,191,000	617,000	16	251,000
Katy Mills	Houston, TX	1999	1,218,000	632,000	586,000	14	—
Ontario Mills	Los Angeles, CA	1996	1,484,000	965,000	519,000	23	125,000
Opry Mills	Nashville, TN	2000	1,143,000	615,000	528,000	17	—
Potomac Mills	Washington, DC	1985	1,573,000	947,000	626,000	18	80,000
St. Louis Mills	St. Louis, MO	2003	1,032,000	527,000	505,000	11	—
Sawgrass Mills	Fort Lauderdale, FL	1990	2,057,000	1,250,000	807,000	22	282,000
			20,963,000	12,359,000	8,604,000	242	1,129,000

21st Century Retail and Entertainment Centers:
The Block at Orange	Los Angeles, CA	1998	659,000	385,000	274,000	10	—
Broward Mall	Fort Lauderdale, FL	2003	998,000	717,000	281,000	4	717,000
Del Amo Fashion Center*	Los Angeles, CA	2003	2,095,000	1,389,000	706,000	11	785,000
Dover Mall	Wilmington, DE	2003	887,000	647,000	240,000	6	443,000
The Esplanade	New Orleans, LA	2003	901,000	544,000	357,000	3	498,000
Galleria at White Plains	White Plains, NY	2003	878,000	582,000	296,000	3	329,000
Gwinnett Place	Atlanta, GA	2003	1,278,000	844,000	434,000	5	720,000
Northpark Mall	Jackson, MS	2003	961,000	647,000	314,000	4	647,000
Riverside Square	Hackensack, NJ	2002	627,000	425,000	202,000	3	293,000
Town Center at Cobb	Atlanta, GA	2003	1,273,000	851,000	422,000	5	723,000
Westland Mall	Miami, FL	2004	835,000	604,000	231,000	3	604,000
			11,392,000	7,635,000	3,757,000	57	5,759,000

International Retail and Entertainment Center:
Madrid Xanadú	Madrid, Spain	2003	1,393,000	970,000	423,000	14	376,000

Community Centers:
Arundel Marketplace	Baltimore, MD	2003	101,000	77,000	24,000	3	—
Concord Marketplace	Charlotte, NC	2001	236,000	217,000	19,000	2	11,000
Liberty Plaza	Philadelphia, PA	1994	372,000	319,000	53,000	4	14,000
			709,000	613,000	96,000	9	25,000

Portfolio Totals			34,457,000	21,577,000	12,880,000	322	7,289,000

*                                         Excludes 516,000 square feet comprised of 403,000 square feet under redevelopment and 113,000 square feet of office space.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

PROPERTIES UNDER CONSTRUCTION AND REDEVELOPMENT

June 30, 2004

(Unaudited, GLA and dollars in millions)

The following information is subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company.  Approximate GLA is projected at full build out and includes space that may be owned by certain anchor store tenants. Company Equity to Date excludes amounts which the Company has advanced to the project and expects to be repaid. GLA is stated in square feet.

	Anticipated Opening Date	Approx. GLA	Estimated Aggregate Project Cost	Required Equity from Company	Company’s Equity to Date	Anchor Store Tenant Commitments	Percentage Executed Leases
Cincinnati Mills (1) Cincinnati, OH	Summer 2004	1.5	$169	$47	$27	13	89.3%
Vaughan Mills (2) Toronto, Canada	Fall 2004	1.1	$215	$35	$35	11	83.7%
Pittsburgh Mills (3) Pittsburgh, PA	Spring 2005	1.1	$205	$34	$34	6	40.8%

(1)                                  Cincinnati Mills is in redevelopment and has remained open during construction. As such, anchor store tenant commitments and the percentage pre-leased include tenants currently open.

(2)                                  The Company has contributed its total equity requirement for this project.  The functional currency for Vaughan Mills is the Canadian Dollar. The aggregate project cost is estimated at C$289 million.

(3)                                  Leasing efforts are ongoing and several additional letters of interest from prospective anchor stores have been received.

In addition to the projects discussed above, the Company began site development on the Meadowlands Xanadu project during the second quarter of 2004.

CONSTRUCTION IN PROGRESS

June 30, 2004

(Unaudited, in millions)

The following summarizes construction in progress, including projects under predevelopment, construction, development, redevelopment and tenant improvements.  "Gross" is the total for the Company’s projects, while "Proportionate Share" excludes venture partners’ interests.

	Gross	Proportionate Share
Wholly owned operating properties	$336	$336
Joint venture operating properties*	31	18
Joint venture development properties*	387	204
	$754	$558

* Includes both consolidated and unconsolidated joint ventures.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

SUPPLEMENTAL FINANCIAL DATA

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Statements of Income Data:
Revenues:
Minimum rent	$60,517	$46,323	$118,793	$88,564
Percentage rent	1,087	196	1,636	243
Recoveries from tenants	26,369	22,998	53,523	44,552
Other property revenue	3,770	7,590	8,926	11,530
Management fees	3,836	3,238	7,690	6,331
Other fee income	—	1,432	139	2,280

Total operating revenues	95,579	81,777	190,707	153,500

Expenses:
Recoverable from tenants	23,948	19,443	47,921	38,250
Other operating expenses	3,639	3,515	7,493	5,108
General and administrative	9,405	4,802	16,814	9,136
Depreciation and amortization	28,897	17,013	56,045	33,643

Total operating expenses	65,889	44,773	128,273	86,137

Operating income	29,690	37,004	62,434	67,363
Other income (expense):
Interest expense	(20,971)	(16,720)	(41,897)	(30,192)
Foreign currency exchange (losses) gains	(2,388)	20,821	(7,419)	23,080
Other, net	(963)	1,867	1,988	4,252

Income before joint venture operations and minority interest in Mills LP	5,368	42,972	15,106	64,503

Equity in earnings of unconsolidated joint ventures	5,897	5,697	11,467	10,964
Minority interest in consolidated joint ventures	11,364	—	11,364	—
Gain on sale of joint venture interest	—	—	35,193	—

Mills LP net income	22,629	48,669	73,130	75,467
Minority interest in Mills LP net income, including Series D preferred unit distributions	(1,770)	(11,493)	(10,574)	(17,610)

TMC net income	20,859	37,176	62,556	57,857
Preferred stock dividends	(9,061)	(6,616)	(18,122)	(10,994)

Income available to TMC common stockholders	11,798	30,560	44,434	46,863
Add minority interest reflected as common equity in Mills LP	1,551	11,260	10,136	17,377

Income available to Mills LP common unit holders	$13,349	$41,820	$54,570	$64,240

SUPPLEMENTAL FINANCIAL DATA

(Unaudited, in thousands, except per share and unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Earnings per Common Share and Unit:
Basic:
TMC earnings per common share	$0.21	$0.70	$0.86	$1.08

Mills LP earnings per common unit	$0.21	$0.70	$0.86	$1.08

Diluted:
TMC earnings per common share	$0.21	$0.69	$0.84	$1.07

Mills LP earnings per common unit	$0.21	$0.69	$0.84	$1.07

Weighted Average Number of Common Shares and Units Outstanding:
Basic:
Weighted average common shares	53,489	43,562	51,907	43,171
Weighted average common units	63,972	59,774	63,806	59,389
Diluted:
Weighted average common shares	54,332	44,441	52,815	43,986
Weighted average common units	64,815	60,653	64,713	60,204

Mills LP Funds From Operations (“FFO”)	$69,002	$56,872	$132,944	$107,379

Mills LP FFO available to common unit holders	$59,722	$50,023	$114,384	$96,152

Mills LP FFO per common unit – Basic	$0.93	$0.84	$1.79	$1.62

Mills LP FFO per common unit – Diluted	$0.92	$0.82	$1.77	$1.60

Selected Balance Sheet Data at June 30, 2004	Wholly Owned	Proportionate Share*	Total

Net income producing property	$1,804,398	$1,306,390	$3,110,788
Land held for investment and/or sale	11,267	11,324	22,591
Cash and cash equivalents	22,114	53,864	75,978
Restricted cash	32,921	15,043	47,964
Accounts receivable, net	69,859	66,206	136,065
Notes receivable	27,246	15,793	43,039
Accounts payable and other liabilities	152,765	86,240	239,005

* Company’s proportionate share of consolidated and unconsolidated joint ventures’ balances.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

UNCONSOLIDATED JOINT VENTURES

NET INCOME AND FUNDS FROM OPERATIONS

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Revenues:
Minimum rent	$67,432	$54,312	$137,426	$101,295
Percentage rent	174	357	428	384
Recoveries from tenants	28,372	21,919	56,974	41,176
Other property revenue	11,650	7,837	22,415	12,251

Total operating revenues	107,628	84,425	217,243	155,106

Expenses:
Recoverable from tenants	25,937	19,347	52,623	36,317
Other operating expenses*	7,235	4,905	16,615	8,774
Depreciation and amortization	33,614	25,931	68,353	50,080

Total operating expenses	66,786	50,183	137,591	95,171

Operating income	40,842	34,242	79,652	59,935
Other income (expense):
Interest expense	(32,689)	(26,600)	(66,640)	(47,048)
Other, net	(483)	779	4,281	4,526

Net income	$7,670	$8,421	$17,293	$17,413

Company’s equity in net income	$5,897	$5,697	$11,467	$10,964

Funds from operations	$41,634	$34,871	$85,830	$65,389

Company’s share of funds from operations	$22,904	$18,234	$45,882	$35,007

* Includes management fees of $3,627 and $2,900 for the three months ended June 30, 2004 and 2003, respectively, and $7,506 and $5,355 for the six months ended June 30, 2004 and 2003, respectively.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

NET OPERATING INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2004

(Unaudited, dollars in thousands)

The following information details certain line items contained in the Supplemental Financial Data. Such information is not intended to present operating income on a GAAP basis (see Attachment 1).

Consolidated properties included in the analysis are as follows:

•                  Comparable properties – Gurnee Mills, Franklin Mills, Potomac Mills, Sawgrass Mills, Riverside Square, Concord Mills Marketplace, Liberty Plaza and Mainstreet.

•                  Noncomparable properties – Cincinnati Mills, Broward Mall, Del Amo Fashion Center, Dover Mall, The Esplanade, Galleria at White Plains, Northpark Mall, Westland Mall and Madrid Xanadú.

Unconsolidated joint venture properties included in the analysis are as follows:

•                  Comparable properties –  Arizona Mills, Arundel Mills, Concord Mills, Grapevine Mills, Katy Mills, Ontario Mills, Opry Mills, The Block at Orange and Arundel Mills Marketplace.

•                  Noncomparable properties – Colorado Mills, Discover Mills, Great Mall of the Bay Area, St. Louis Mills, Gwinnett Place and Town Center at Cobb.

Consolidated Properties	Comparable Properties	Noncom- parable Properties	Net Lease Properties	Total
Property Revenues:
Minimum rent	$31,013	$28,370	$1,134	$60,517
Percentage rent	531	556	—	1,087
Recoveries from tenants	14,287	12,082	—	26,369
Other property revenue	2,754	1,016	—	3,770
	48,585	42,024	1,134	91,743
Property Operating Costs:
Recoverable from tenants	13,071	10,877	—	23,948
Other operating expenses	2,103	1,536	—	3,639
	15,174	12,413	—	27,587
Net operating income	$33,411	$29,611	$1,134	$64,156
Company’s proportionate share	$33,411	$28,063	$1,134	$62,608

Unconsolidated Joint Venture Properties	Comparable Properties	Noncom- parable Properties	Total
Property Revenues:
Minimum rent	$43,279	$24,153	$67,432
Percentage rent	89	85	174
Recoveries from tenants	17,072	11,300	28,372
Other property revenue	8,623	3,027	11,650
	69,063	38,565	107,628
Property Operating Costs:
Recoverable from tenants	15,438	10,499	25,937
Other operating expenses (1)	2,109	1,499	3,608
	17,547	11,998	29,545
Net operating income	$51,516	$26,567	$78,083
Company’s proportionate share	$26,751	$13,389	$40,140

Combined properties – percent leased (2)	94.6%	88.6%	92.5%

(1)  Excludes management fees of $3,627.

(2)  Percent leased includes space leased for which rent is being earned on the last day of the period, excluding leases with an original term of less than one year.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

NET OPERATING INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2003

(Unaudited, dollars in thousands)

The following information details certain line items contained in the Supplemental Financial Data. Such information is not intended to present operating income on a GAAP basis (see Attachment 1).

Consolidated properties included in the analysis are as follows:

•                  Comparable properties – Franklin Mills, Gurnee Mills, Opry Mills, Potomac Mills, Sawgrass Mills, Riverside Square, Concord Mills Marketplace, Liberty Plaza and Mainstreet.

•                  Noncomparable properties – Cincinnati Mills, Broward Mall, Dover Mall, The Esplanade, Galleria at White Plains and Northpark Mall.

Unconsolidated joint venture properties included in the analysis are as follows:

•                  Comparable properties – Arundel Mills, Arizona Mills, Concord Mills, Grapevine Mills, Katy Mills, Ontario Mills, The Block at Orange and Arundel Mills Marketplace.

•                  Noncomparable properties – Colorado Mills, Discover Mills, Gwinnett Place, Town Center at Cobb and Madrid Xanadú.

Consolidated Properties	Comparable Properties	Noncom- parable Properties	Net Lease Properties	Total
Property Revenues:
Minimum rent	$32,769	$12,154	$1,400	$46,323
Percentage rent	181	15	—	196
Recoveries from tenants	15,970	7,028	—	22,998
Other property revenue	6,175	1,415	—	7,590
	55,095	20,612	1,400	77,107
Property Operating Costs:
Recoverable from tenants	14,347	5,096	—	19,443
Other operating expenses	2,395	1,107	13	3,515
	16,742	6,203	13	22,958
Net operating income	$38,353	$14,409	$1,387	$54,149

Unconsolidated Joint Venture Properties	Comparable Properties	Noncom- parable Properties	Total
Property Revenues:
Minimum rent	$37,471	$16,841	$54,312
Percentage rent	174	183	357
Recoveries from tenants	15,127	6,792	21,919
Other property revenue	6,427	1,410	7,837
	59,199	25,226	84,425
Property Operating Costs:
Recoverable from tenants	13,344	6,003	19,347
Other operating expenses (1)	1,154	851	2,005
	14,498	6,854	21,352
Net operating income	$44,701	$18,372	$63,073
Company’s proportionate share	$23,504	$8,766	$32,270

Combined properties – percent leased (2)	94.0%	90.9%	93.2%

(1)  Excludes management fees of $2,900.

(2)  Percent leased includes space leased for which rent is being earned on the last day of the period, excluding leases with an original term of less than one year.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

NET OPERATING INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2004

(Unaudited, dollars in thousands)

The following information details certain line items contained in the Supplemental Financial Data. Such information is not intended to present operating income on a GAAP basis (see Attachment 1).

Consolidated properties included in the analysis are as follows:

•                  Comparable properties – Gurnee Mills, Franklin Mills, Opry Mills*, Potomac Mills, Sawgrass Mills, Riverside Square, Concord Mills Marketplace, Liberty Plaza and Mainstreet.

•                  Noncomparable properties – Cincinnati Mills, Broward Mall, Del Amo Fashion Center, Dover Mall, The Esplanade, Galleria at White Plains, Northpark Mall, Westland Mall and Madrid Xanadú*.

Unconsolidated joint venture properties included in the analysis are as follows:

•                  Comparable properties –  Arizona Mills, Arundel Mills, Concord Mills, Grapevine Mills, Katy Mills, Ontario Mills, Opry Mills*, The Block at Orange and Arundel Mills Marketplace.

•                  Noncomparable properties – Colorado Mills, Discover Mills, Great Mall of the Bay Area, St. Louis Mills, Gwinnett Place, Town Center at Cobb and Madrid Xanadú*.

Consolidated Properties	Comparable Properties*	Noncom- parable Properties*	Net Lease Properties	Total
Property Revenues:
Minimum rent	$65,874	$50,651	$2,268	$118,793
Percentage rent	823	813	—	1,636
Recoveries from tenants	30,331	23,192	—	53,523
Other property revenue	6,418	2,508	—	8,926
	103,446	77,164	2,268	182,878
Property Operating Costs:
Recoverable from tenants	27,229	20,692	—	47,921
Other operating expenses	5,053	2,440	—	7,493
	32,282	23,132	—	55,414
Net operating income	$71,164	$54,032	$2,268	$127,464
Company’s proportionate share	$71,164	$52,484	$2,268	$125,916

Unconsolidated Joint Venture Properties	Comparable Properties*	Noncom- parable Properties*	Total
Property Revenues:
Minimum rent	$82,098	$55,328	$137,426
Percentage rent	37	391	428
Recoveries from tenants	32,745	24,229	56,974
Other property revenue	14,873	7,542	22,415
	129,753	87,490	217,243
Property Operating Costs:
Recoverable from tenants	29,508	23,115	52,623
Other operating expenses (1)	3,966	5,143	9,109
	33,474	28,258	61,732
Net operating income	$96,279	$59,232	$155,511
Company’s proportionate share	$49,030	$31,329	$80,359

Combined properties – percent leased (2)	94.6%	88.6%	92.5%

* In March 2004, approximately 50% of the Company’s previously wholly owned interest in the Opry Mills was conveyed. Effective April 1, 2004 Madrid Xanadú is included as consolidated.

(1)  Excludes management fees of $7,506.

(2)  Percent leased includes space leased for which rent is being earned on the last day of the period, excluding leases with an original term of less than one year.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

NET OPERATING INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2003

(Unaudited, dollars in thousands)

The following information details certain line items contained in the Supplemental Financial Data. Such information is not intended to present operating income on a GAAP basis (see Attachment 1).

Consolidated properties included in the analysis are as follows:

•                  Comparable properties – Franklin Mills, Gurnee Mills, Opry Mills, Potomac Mills, Sawgrass Mills, Riverside Square, Concord Mills Marketplace, Liberty Plaza and Mainstreet.

•                  Noncomparable properties – Cincinnati Mills, Broward Mall, Dover Mall, The Esplanade, Galleria at White Plains and Northpark Mall.

Unconsolidated joint venture properties included in the analysis are as follows:

•                  Comparable properties – Arundel Mills, Arizona Mills, Concord Mills, Grapevine Mills, Katy Mills, Ontario Mills, The Block at Orange and Arundel Mills Marketplace.

•                  Noncomparable properties – Colorado Mills, Discover Mills, Gwinnett Place, Town Center at Cobb and Madrid Xanadú*.

Consolidated Properties	Comparable Properties	Noncom- parable Properties	Net Lease Properties	Total
Property Revenues:
Minimum rent	$65,129	$20,953	$2,482	$88,564
Percentage rent	223	20	—	243
Recoveries from tenants	32,732	11,820	—	44,552
Other property revenue	9,299	2,231	—	11,530
	107,383	35,024	2,482	144,889
Property Operating Costs:
Recoverable from tenants	29,004	9,246	—	38,250
Other operating expenses	3,785	1,310	13	5,108
	32,789	10,556	13	43,358
Net operating income	$74,594	$24,468	$2,469	$101,531

Unconsolidated Joint Venture Properties	Comparable Properties	Noncom- parable Properties	Total
Property Revenues:
Minimum rent	$75,299	$25,996	$101,295
Percentage rent	227	157	384
Recoveries from tenants	30,563	10,613	41,176
Other property revenue	10,140	2,111	12,251
	116,229	38,877	155,106
Property Operating Costs:
Recoverable from tenants	26,943	9,374	36,317
Other operating expenses (1)	2,108	1,311	3,419
	29,051	10,685	39,736
Net operating income	$87,178	$28,192	$115,370
Company’s proportionate share	$45,665	$12,621	$58,286

Combined properties – percent leased (2)	94.0%	90.9%	93.2%

(1)  Excludes management fees of $5,355.

(2)  Percent leased includes space leased for which rent is being earned on the last day of the period, excluding leases with an original term of less than one year.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

LEASE EXPIRATION SCHEDULE

Wholly Owned Properties

(Unaudited)

The following summarizes leases that will expire assuming none of the tenants exercise renewal options. Annualized minimum rent is based on the monthly contractual minimum rent in effect on June 30, 2004.  Tenants occupying over 20,000 square feet are classified as anchors while ground leases of 1.0 million square feet and tenant owned GLA of 5.2 million square feet are excluded.  Square feet and annualized minimum rent are stated in thousands.

		Leased Area		Minimum Rent
Lease Expiration Year	# Expiring	Square Feet	%	Annualized	%	Average per Square Foot
Anchor Tenants
2004	4	216	5%	$1,275	3%	$5.90
2005	10	309	7%	3,747	9%	12.13
2006	7	331	7%	3,325	8%	10.05
2007	7	226	5%	2,156	5%	9.54
2008	10	878	19%	6,536	15%	7.44
2009	12	737	16%	7,003	17%	9.50
2010	8	438	9%	2,759	7%	6.30
2011	7	240	5%	2,934	7%	12.23
2012	5	251	5%	1,789	4%	7.13
2013	2	47	1%	711	1%	15.13
2014	3	278	6%	2,091	5%	7.52
After 2014	11	688	15%	7,846	19%	11.40
	86	4,639	100%	$42,172	100%	$9.09
In-line Tenants
2004	172	493	11%	$12,219	9%	$24.78
2005	220	719	16%	20,240	15%	28.15
2006	219	662	14%	19,680	15%	29.73
2007	172	452	10%	13,309	10%	29.44
2008	168	438	9%	13,937	10%	31.82
2009	117	392	9%	11,246	8%	28.69
2010	111	305	7%	10,143	8%	33.26
2011	101	289	6%	9,252	7%	32.01
2012	86	223	5%	7,419	5%	33.27
2013	102	370	8%	10,441	8%	28.22
2014	47	163	3%	4,295	3%	26.35
After 2014	19	90	2%	2,768	2%	30.76
	1,534	4,596	100%	$134,949	100%	$29.36
Total Expirations
2004	176	709	8%	$13,494	8%	$19.03
2005	230	1,028	11%	23,987	14%	23.33
2006	226	993	11%	23,005	13%	23.17
2007	179	678	7%	15,465	9%	22.81
2008	178	1,316	14%	20,473	12%	15.56
2009	129	1,129	12%	18,249	10%	16.16
2010	119	743	8%	12,902	7%	17.36
2011	108	529	6%	12,186	7%	23.04
2012	91	474	5%	9,208	5%	19.43
2013	104	417	5%	11,152	6%	26.74
2014	50	441	5%	6,386	3%	14.48
After 2014	30	778	8%	10,614	6%	13.64
	1,620	9,235	100%	$177,121	100%	$19.18

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

LEASE EXPIRATION SCHEDULE

Joint Venture Properties

(Unaudited)

The following summarizes leases that will expire assuming none of the tenants exercise renewal options. Annualized minimum rent is based on the monthly contractual minimum rent in effect on June 30, 2004.  Tenants occupying over 20,000 square feet are classified as anchors while ground leases of 0.5 million square feet and tenant owned GLA of 2.1 million square feet are excluded.  Square feet and annualized minimum rent are stated in thousands.

		Leased Area		Minimum Rent
Lease Expiration Year	# Expiring	Square Feet	%	Annualized	%	Average per Square Foot
Anchor Tenants
2004	4	152	2%	$1,545	2%	$10.16
2005	5	125	2%	1,996	2%	15.97
2006	7	163	2%	2,382	3%	14.61
2007	16	409	5%	6,764	7%	16.54
2008	8	239	3%	3,197	3%	13.38
2009	20	724	9%	9,228	9%	12.75
2010	29	1,049	13%	12,732	13%	12.14
2011	11	439	5%	4,812	5%	10.96
2012	20	1,005	12%	9,663	10%	9.61
2013	20	784	10%	8,096	8%	10.33
2014	5	406	5%	2,816	3%	6.94
After 2014	44	2,637	32%	34,540	35%	13.10
	189	8,132	100%	$97,771	100%	$12.02
In-line Tenants
2004	181	604	10%	$13,527	8%	$22.40
2005	255	768	12%	19,422	11%	25.29
2006	227	679	11%	19,156	11%	28.21
2007	247	671	11%	18,973	11%	28.28
2008	222	645	10%	19,013	11%	29.48
2009	157	406	6%	12,450	7%	30.67
2010	179	573	9%	17,599	10%	30.71
2011	134	473	8%	14,677	8%	31.03
2012	116	397	6%	10,774	6%	27.14
2013	224	668	11%	20,114	11%	30.11
2014	75	248	4%	6,653	4%	26.83
After 2014	42	156	2%	3,902	2%	25.01
	2,059	6,288	100%	$176,260	100%	$28.03
Total Expirations
2004	185	756	5%	$15,072	6%	$19.94
2005	260	893	6%	21,418	8%	23.98
2006	234	842	6%	21,538	8%	25.58
2007	263	1,080	8%	25,737	9%	23.83
2008	230	884	6%	22,210	8%	25.12
2009	177	1,130	8%	21,678	8%	19.18
2010	208	1,622	11%	30,331	11%	18.70
2011	145	912	6%	19,489	7%	21.37
2012	136	1,402	10%	20,437	7%	14.58
2013	244	1,452	10%	28,210	10%	19.43
2014	80	654	5%	9,469	4%	14.48
After 2014	86	2,793	19%	38,442	14%	13.76
	2,248	14,420	100%	$274,031	100%	$19.00

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

RENTAL RATES

(Unaudited)

Average base rent per square foot for store openings and closings at the Company’s operating properties for the six months ended June 30, 2004 and for the years ended December 31, 2003 and 2002.  Properties in the initial lease-up phase, undergoing redevelopment or recently acquired are excluded from the analysis* as are Community Centers. Data presented for anchor stores include only comparable stores.  The re-leasing spread is the difference between average base rent per square foot of space opened and that of space closed.  Quarterly results are not necessarily indicative of annual results.

	Openings		Closings
	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Re-leasing Spread
In-line Stores:
2004 (year to date)	$30.01	385,084	$27.15	594,465	$2.86	10.5%
2003	28.78	820,612	27.24	877,151	1.54	5.7%
2002	28.32	652,454	25.32	694,425	3.00	11.8%
Comparable Anchor Stores:
2004 (year to date)	$15.22	150,639	$5.97	150,639	$9.25	154.9%
2003	17.80	75,706	11.19	75,706	6.61	59.1%
2002	11.29	180,644	8.14	180,644	3.15	38.7%

The following presents a comparison of total annualized base rent for all anchor store openings and closings.

	Openings			Closings		Increase (decrease)
	Annualized Base Rent	Total Sq. Ft.		Annualized Base Rent	Total Sq. Ft.	Annualized Base Rent	Total Sq. Ft.
Total Anchor Stores**:
2004 (year to date)	$3,966	372,206		$1,869	134,315	$2,097	237,891
2003	4,205	408,740	***	4,066	512,066	139	(103,326)
2002	5,349	418,816		3,173	459,189	2,176	(40,373)

* Excluded properties:

2004 – Colorado Mills, Discover Mills, St. Louis Mills, Del Amo Fashion Center, Great Mall of the Bay Area, Westland Mall and Madrid Xanadú.

2003 – Colorado Mills, Discover Mills, St. Louis Mills, Del Amo Fashion Center, Great Mall of the Bay Area and Madrid Xanadú.

2002 – Arundel Mills, Discover Mills and Opry Mills.

** Excludes anchor spaces which have been reconfigured and are now included in specialty space.

*** Includes 852,000 square feet of ground leases.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OUTSTANDING DEBT

JUNE 30, 2004

(Unaudited, dollars in thousands)

			Interest
	Balance		Type	Annual Rate	Annual Amount	Maturity Date	Company Guaranty
Property Mortgages:
Broward Mall (1)	$62,495		Fixed	5.34%	$3,336	3/18/09	—
Cadillac Fairview Portfolio (2)	320,000	(a)	Variable	L+210bp	12,458	2/10/08	—
Cincinnati Mills (3)	85,000	(a)	Variable	L+200bp	3,949	2/4/07	100%
Concord Mills Residual III	1,421	(a)	Variable	L+225bp	51	12/31/04	100%
Concord Mills Marketplace	16,334	(b)	Fixed	5.76%	941	2/1/14	—
Del Amo Fashion Center (4)	287,000	(a)	Variable	L+206bp	11,511	8/10/08	4%
Franklin Mills/Liberty Plaza	131,888	(b)	Fixed	7.67%	10,116	5/5/07	—
Madrid Xanadú (5)	221,288	(a)	Variable	E+125bp	7,532	5/9/06	6%
Net Leased Properties	26,501	(a)	Fixed	7.96%	2,109	10/10/10	—
Net Leased Properties	20,873	(a)	Fixed	9.35%	1,952	1/10/23	—
Potomac Mills/Gurnee Mills	344,798	(b)	Fixed	7.46%	25,722	3/10/11	—
Riverside Square (6)	65,000		Fixed	5.77%	3,752	1/11/13	—
Sawgrass Mills – Mortgage	291,842	(b)	Fixed	7.18%	20,954	7/7/06	—
Sawgrass Mills – Mezzanine	35,907	(b)	Variable	L+450bp	2,108	7/7/06	—
Westland Mall(7)	58,800		Fixed	4.95%	2,912	2/1/11	—
	1,969,147				109,403
Other:
Line of credit (8)	252,000	(a)	Variable	L+250bp	9,752	6/26/06	100%
Term loan (9)	30,000		Variable	L+225bp	1,166	5/20/05	100%
Mainstreet	8,213		Fixed	8.10%	665	7/21/10	100%
Capital lease	1,102		Fixed	10.44%	115	7/15/05	100%
	$2,260,462				$121,101

Remaining principal payments:
2004	$7,421
2005	44,289
2006	806,444
2007	220,760
2008	617,142
Thereafter	564,406
	$2,260,462

L = one month LIBOR (London Interbank Offered Rate) which was 1.37% at June 30, 2004.

E = one month EURIBOR (Euro London Interbank Offered Rate) which was 2.12% at June 30, 2004.

P = daily prime which was 4.00% at June 30, 2004.

bp = basis points

DSC = debt service coverage

(a)                                  Interest-only through maturity

(b)                                 Amortizing on a 30-year schedule with a balloon payment due at maturity.

(1)                                  The mortgage was assumed upon acquisition of the property and adjusted to fair market value upon acquisition, resulting in an effective interest rate of 5.34%.  Principal payments are due in March with $1,500 due in 2005; $2,000 due annually thereafter through 2008; and a balloon payment due at maturity.

(2)                                  The mortgage is cross collateralized by Dover Mall, The Esplanade, Galleria at White Plains and Northpark Mall.  The loan agreement contains a LIBOR floor of 1.75% on a notional amount of $75,000.  An interest rate swap fixes the interest rate at 4.17% on the remaining $245,000 through February 2005. The stated maturity is February 2006 but the Company intends to exercise its two one-year extension options.

(3)                                 The total commitment under the construction loan is $122,000. Interest rate swaps fix the interest rate at 4.42% through November 2004 and 5.88% from December 2004 through October 2006 on a notional amount of $57,000. The basis point spread may be reduced to 170 when the project meets specific completion, occupancy and leasing milestones and attains a DSC ratio of 1.2 and to 150 when additional milestones are met and a DSC ratio of 1.35 is attained.  The stated maturity is February 2007, but the agreement provides for two one-year extensions.  When certain occupancy and leasing requirements are met and DSC ratios of 1.1, 1.3 and 1.5 are achieved, the Company’s guaranty is reduced to 50%, 30% and 10%, respectively.

(4)                                  The loan agreement has a LIBOR floor of 1.75% on a notional amount of $70,000.  An interest rate swap fixes the interest rate at 3.73% through December 2004 on a notional amount of $190,000. A second interest rate swap fixes the interest rate 5.53% from December 2004 through December 2005 on a notional amount of $100,000. The stated maturity is August 2006 but the Company intends to exercise its two one-year extension options.  The Company has guaranteed $12,000 of the total balance. The mortgage is net of $29,000 of junior notes owned by the Company.

(5)                                  The construction loan is denominated in Euros and has a total commitment of €193,000 (€165,000 construction loan and €28,000 for VAT). The basis point spread is 125 and 155 for the construction and VAT loans, respectively, resulting in a blended spread of 128 at June 30, 2004.  The loan is scheduled to mature in May 2006, but the agreement provides for two one-year extensions.  Exercise of the extension options are subject to satisfying a variety of conditions including partial repayment, DSC ratio and loan-to-value levels.  The Company has guaranteed $12,360 of the outstanding balance.

(6)                                  The mortgage is interest-only through January 2005 and will amortize on a 30-year schedule thereafter with a balloon payment due at maturity.

(7)                                  The mortgage is interest-only through February 2007 and will amortize on a 30-year schedule thereafter with a balloon payment due at maturity.

(8)                                  The total commitment under the unsecured line of credit is $500,000.  Funds availability is subject to certain performance measures and restrictive covenants.  Subject to certain leverage tests, the line bears interest at a variable rate ranging from 150 to 250 basis points over the applicable rate: LIBOR for U.S. dollar denominated borrowings and EURIBOR for euro denominated borrowings.  At June 30, 2004 the available balance was $235,860 (net of letters of credit totaling $12,140) and the interest rate spread was 250 basis points.  The line is scheduled to expire in June 2006 but contains a one-year extension option.

(9)                                  An amortizing interest rate swap fixes the interest rate at 4.42% through November 1, 2004.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OUTSTANDING DEBT OF UNCONSOLIDATED JOINT VENTURES

JUNE 30, 2004

(Unaudited, dollars in thousands)

			Interest
	Balance		Rate Type	Annual Rate	Annual Amount	Maturity Date	Company Guaranty
Permanent Loans:
Arizona Mills	$141,603	(b)	Fixed	7.90%	$11,180	10/5/10	—
Arundel Mills (1)	187,000	(a)	Fixed	4.61%	8,613	6/9/10	—
The Marketplace at Arundel	12,341	(b)	Fixed	5.92%	730	1/1/14	—
Gwinnett/Cobb (2)	229,074	(b)	Fixed	7.39%	16,926	4/1/07	—
Concord Mills	177,951	(b)	Fixed	6.13%	10,914	12/7/12	—
Discover Mills (3)
Mortgage	119,350	(a)	Variable	L + 175bp	4,519	4/7/07	100%
Mezzanine	42,650	(a)	Variable	L + 300bp	2,148	4/7/07	100%
FoodBrand capital leases (4)	20,404		Fixed	4 – 12.2%	1,234	Various	60%
FoodBrand line of credit (5)	6,550	(a)	Variable	P-50bp	229	8/31/04	60%
Grapevine Mills	152,136	(b)	Fixed	6.47%	9,843	10/1/08	—
Grapevine Mills II	14,120	(b)	Fixed	8.39%	1,185	11/5/08	—
Great Mall of the Bay Area	175,000	(a)	Fixed	4.80%	8,400	9/1/08	—
Katy Mills (6)	148,000		Fixed	6.69%	9,906	1/9/13	10%
Ontario Mills	135,980	(b)	Fixed	6.75%	9,179	12/1/08	—
Ontario Mills II	10,214	(b)	Fixed	8.01%	818	1/5/09	—
Opry Mills (7)	175,000	(a)	Fixed	3.68%	6,440	10/10/07	—
The Block at Orange (8)	135,000	(a)	Fixed	6.62%	8,941	1/9/09	—
	1,882,373				111,205

	Available
Construction Loans:
Colorado Mills (9)	$163,757	157,157	(a)	Variable	L+200bp	5,680	3/28/05	50%
St. Louis Mills (10)	153,411	126,553	(a)	Variable	L+195bp	5,230	5/13/06	100%
Vaughan Mills (11)	141,369	63,980	(a)	Variable	C+225bp	2,751	3/4/06	50%
	$458,537	347,690				13,661
		$2,230,063				$124,866

Remaining principal payments:
2004		$15,137
2005		173,929
2006		206,521
2007		569,687
2008		471,085
Thereafter		793,704
		$2,230,063

L = one month LIBOR (London Interbank Offered Rate) which was 1.37% at June 30, 2004.

C = one month CDOR (Canadian Dollar Acceptance Rate) which was 2.05% at June 30, 2004.

P = daily prime which was 4.00% at June 30, 2004.

bp = basis points

DSC = debt service coverage

(a)                                  Interest-only through maturity

(b)                                 Amortizing on a 30-year schedule with a balloon payment due at maturity.

(1)                                  The Company has a one-time right to borrow an additional $40,000 in mezzanine debt provided certain conditions are met.

(2)                                  The principal is evidenced by two fixed rate loans bearing interest at 7.54% and 7.25%.  The loans are cross collateralized.

(3)                                  The loan has a stated maturity date of April 2007 with a one-year extension option.  On a notional amount of $110,510 of the mortgage loan, interest rate swaps fix the interest rate at 3.44% through March 2005, 5.04% from April 2005 through March 2006, and 6.28% from April 2006 through maturity.  On a notional amount of $39,490 of the Mezzanine loan, interest rate swaps fix the interest rate at 4.69% through March 2005, 6.29% from April 2005 through March 2006, and 7.53% from April 2006 through maturity.  The loan is fully guaranteed by the Company.  On the Mortgage loan however, the guaranty may be reduced to 50% and 25% respectively, when a DSC ratio of 1.45 and 1.75 is attained and the project meets certain leasing and occupancy requirements.

(4)                                  The maturity dates for the capital leases range from July 15, 2005 through June 30, 2009.

(5)                                  The total commitment on the line of credit is $7,500.  Funds are available subject to certain performance measures and restrictive covenants.

(6)                                  The mortgage is interest only through January 2008 and will amortize on a 25-year schedule thereafter with a balloon payment due at maturity.

(7)                                  The stated maturity is October 2005 but the Company intends to exercise its two one-year extension options. An interest rate swap fixes the interest rate at 3.68% through the extended maturity on a notional amount of $175,000. The Company may borrow an additional $25,000 provided certain terms and conditions are met. The interest rate on any additional borrowings would be at the rate of LIBOR plus 118 basis points as stated in the loan agreement.

(8)                                  Through April 2006 two interest rate swaps fix the rate at 6.67% and 5.69% on varying notional amounts which total the outstanding balance of the mortgage.  From May 2006 through the extended maturity an interest rate swap fixes the interest rate at 5.69% on a notional amount of $135,000.

(9)                                  The construction loan has a stated maturity of March 2005 with a one-year extension option.  Interest rate swaps fix the interest rate at 4.44%, 4.43% and 3.29% on notional amounts of $78,000, $32,000 and $30,000, respectively, through November 1, 2004.  The basis point spread can be reduced as the project meets specific milestones related to completion, occupancy and DSC ratio levels.  The Company’s guaranty may be reduced to 30% and 20%, respectively, when the project meets certain leasing and occupancy requirements and has a DSC ratio of 1.3 and 1.5.

(10)                            Interest rate swaps fix the interest rate at 4.36% and 4.15% on notional amounts of $55,000 and $55,000, respectively, through October 2005 and 5.80% from November 2005 through April 2006 on a notional amount of $110,000.  The basis point spread can be reduced to 175 when the project meets specific completion, occupancy and leasing milestones and attains a DSC ratio of 1.2.  The basis point spread may be reduced to 155 when additional milestones are met along with achieving a DSC ratio of 1.35.  When certain completion, occupancy and leasing requirements are met and DSC ratios of 1.1, 1.3 and 1.5 achieved, the Company’s guaranty is reduced to 50%, 30% and 10%, respectively.

(11)                            The construction loan has a stated maturity of March 2006 with a one-year extension option. It is denominated in Canadian dollars and has a total commitment of C$190,000. The basis point spread can be reduced to 200 when the project meets specific completion, occupancy and leasing milestones and attains a DSC ratio of 1.25.  The basis point spread may be reduced to 175 when additional milestones are met along with achieving a DSC ratio of 1.40.  When certain completion, occupancy and leasing requirements are met and DSC ratios of 1.1, 1.3 and 1.5 achieved, the Company’s guaranty is reduced to 25%, 15% and 5%, respectively.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

IN-LINE STORE SALES

(Unaudited)

Information pertaining to in-line store sales as reported by tenants is presented below for periods ended June 30, 2004, 2003 and 2002.

Gross Sales per Square Foot is presented for the twelve month period ended June 30th and includes only centers that have been operating for at least 24 months:

2004 — Arizona Mills, Arundel Mills, Concord Mills, Franklin Mills, Grapevine Mills, Great Mall of the Bay Area, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills, The Block at Orange, Broward Mall, Del Amo Fashion Center, Dover Mall, The Esplanade, Galleria at White Plains, Gwinnett Place, Northpark Mall, Riverside Square, Town Center at Cobb and Westland Mall.

2003 — Arizona Mills, Arundel Mills, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills, The Block at Orange, Broward Mall, Dover Mall, The Esplanade, Galleria at White Plains, Northpark Mall and Riverside Square.

2002 — Arizona Mills, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Potomac Mills, Sawgrass Mills and The Block at Orange.

Comparable Same Space Sales is presented for the six month period ended June 30th and includes only those tenants that have been in occupancy for at least 18 months. Tenants at centers that have been owned or, if developed, that construction has been completed for less than 24 months are excluded.  Excluded properties include all properties acquired in 2004 and 2003; Cincinnati Mills, Madrid Xanadú, Colorado Mills and Discover Mills; and, for 2002, Arundel Mills and Opry Mills.

Comparable Same Center Sales per Square Foot is presented for the twelve month period ended June 30th and compares sales at centers that were operated by the Company and had 24 months of operations and compares sales of acquired centers that the Company has owned for at least 18 months:

2004 —        Arizona Mills, Arundel Mills, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills, The Block at Orange and Riverside Square.

2003 —        Arizona Mills, Arundel Mills, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills and The Block at Orange.

2002 —        Arizona Mills, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Potomac Mills, Sawgrass Mills and The Block at Orange.

	Current Year	Prior Year	Percentage Change
Gross Sales per Square Foot:
2004	$348	$332	4.8%
2003	$332	$326	1.8%
2002	$329	$339	(2.9)%

Comparable Same Space Sales (dollars in thousands):
2004 (year to date)	$772,807	$734,745	5.2%
2003	$704,224	$716,129	(1.7)%
2002	$583,111	$608,354	(4.1)%

Comparable Same Center Sales per Square Foot:
2004	$351	$332	5.7%
2003	$325	$326	(0.3)%
2002	$329	$339	(2.9)%

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

CAPITAL EXPENDITURES FOR OPERATING PROPERTIES

(Unaudited, in thousands, except per square foot data)

Capital expenditures for Comparable Properties, including the Company’s proportionate share of joint venture expenditures, are summarized below.  The recurring non-tenant category includes capital expenditures that are neither tenant related nor recoverable from tenants.  Recurring and non-recurring tenant categories are comprised of tenant specific capital expenditures including tenant improvements, tenant allowances and capitalized leasing costs.  Work in progress consists of construction in progress which, when complete, will be classified in either the recurring tenant or the non-recurring tenant category.  Year to date results are not necessarily indicative of annual results.

	Six Months Ended	Years Ended December 31,
	June 30, 2004	2003	2002

Recurring Non-Tenant Capital Expenditures
Costs	$4	$1,377	$1,336
Per Square Foot (1)	—	0.07	0.12

Recurring Tenant Improvement/Leasing Costs
Costs	$5,299	$5,383	$2,522
Per Square Foot Improved (2)	9.91	4.71	5.00
Per Square Foot (1)	0.20	0.27	0.23

Total Recurring Costs
Costs	$5,303	$6,760	$3,859
Per Square Foot (1)	0.20	0.34	0.35

Non-Recurring Tenant Improvements/Leasing Costs
Costs	$35,207	$25,729	$22,472
Per Square Foot Improved (3)	81.11	13.04	19.95
Per Square Foot (1)	1.31	1.29	2.11

Work in Process
Cumulative Improved Costs	$20,823	$38,208	$15,849

(1)                                  Based on total GLA of the properties.

(2)                                  Based on total GLA of all recurring store openings including spaces requiring no expenditures.

(3)                                  Based on total GLA of all non-recurring store openings.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

KEY FINANCIAL RATIOS

(Unaudited, dollars in thousands, except ratio data)

	As of and for the Twelve Months Ended June 30,
	2004		2003
COVERAGE RATIOS:
Interest coverage ratio (EBITDA/interest expense)	3.4		3.9
Fixed charge ratio (EBITDA/interest expense, preferred unit distributions and loan principal amortization)	2.5		2.9

LEVERAGE RATIO:
Debt to market capitalization	49.2%		54.9%

PAYOUT RATIOS:
Distributions paid on common equity	$144,158		$126,994
Mills LP FFO available to common unit holders	$238,799		$189,273
Mills LP AFFO available to common unit holders	$229,306		$184,341
Mills LP FFO payout ratio	60.4%		67.1%
Mills LP AFFO payout ratio	62.8%		68.9%

DEBT INDICATORS:
Weighted average maturity	4.1	yrs	5.1	yrs
Weighted average interest rate	5.5%		5.7%
Fixed rate debt percentage	60.7%		55.3%
Fixed rate debt percentage, including swaps in place through December 31 of the year presented	76.0%		62.0%

Market Capitalization:
Common stock and units outstanding at the end of the period	64,453		60,427
Stock price at the end of the period	$46.70		$33.55
	3,009,955		2,027,326
Series B Cumulative Redeemable Preferred Stock	107,500		107,500
Series C Cumulative Redeemable Preferred Stock	87,500		87,500
Series D Cumulative Redeemable Preferred Units	10,000		10,000
Series E Cumulative Redeemable Preferred Stock	213,625		161,000
Total equity market capitalization (a)	$3,428,580		$2,393,326
Wholly owned debt	$2,039,175		$2,047,200
Proportionate share of joint venture debt	1,278,004		963,368
Total debt at the end of the period (b)	$3,317,179		$3,010,568
Series A Convertible Preferred Stock (c)	$—		$75,000
Total market capitalization (a) + (b) + (c)	$6,745,759		$5,478,894

Interest Expense:
Interest expense	$88,341		$55,054
Equity in interest expense	64,477		40,864
Deduct:
Loan cost amortization	(6,280)		(7,393)
Equity in loan cost amortization	(4,046)		(2,417)
Total interest expense	$142,492		$86,108

Note: Ratios include the Company’s proportionate share of consolidated and unconsolidated joint ventures. Earnings measures are presented for Mills LP. See Attachment I for reconciliation of non-GAAP measures.

ATTACHMENT 1

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS

The Company’s press release and this Supplemental Information package present certain non-GAAP financial measures which the Company believes provide useful information to investors in analyzing its performance, financial condition and results of operations relative to other Real Estate Investment Trusts (“REITs”). Such measures include:

•                                          Funds from Operations (“FFO”)

•                                          Adjusted Funds from Operations (“AFFO”)

•                                          Net Operating Income (“NOI”)

•                                          Earnings before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”)

Although these measures are different from one another, the Company believes income before minority interest and discontinued operations would be the most comparable GAAP measure for each of these measures.  Further discussion of these measures follows.

Funds from operations: FFO is a recognized metric in the real estate industry, in particular, REITs. Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of such assets diminishes predictably over time. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on Funds from Operations “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result the concept of FFO was created by NAREIT. As defined by NAREIT, FFO is “net income (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis”.

For management analysis purposes, the Company adjusts the NAREIT defined FFO to exclude the effects of foreign currency exchange rate fluctuations reflected in net income arising primarily through the re-measurement process of translating foreign investment and advance accounts for inclusion in the Company’s U.S. dollar financial statements. Although the Company believes this adjustment presents FFO on a more comparable basis to FFO presented by other REITs, it is important to realize that our FFO computation may be significantly different from that used by other REITs and, accordingly, may, in fact not be comparable.

Management uses FFO to measure operating performance of our business and as one of several criteria to determine performance based bonuses. We offer this measure to assist the users of our financial statements in analyzing our performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP. Investors and potential investors in our securities should not rely on this measure as a substitute for any GAAP measure, including net income.

The following reconciles net income, which is considered to be the most comparable GAAP measure to FFO. We urge the users of our financial statements, including investors and potential investors in our securities, to carefully review the following reconciliation.

ATTACHMENT 1

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS

FUNDS FROM OPERATIONS

(In thousands, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
TMC Net Income	$20,859	$37,176	$62,556	$57,857
Add:
Depreciation and amortization	26,978	16,162	53,173	32,233
Equity in depreciation and amortization	16,834	12,536	34,323	24,043
Foreign currency exchange losses (gains)	2,388	(20,821)	7,419	(23,080)
Deduct:
Gain on sale of joint venture interest	—	—	(35,193)	—
Equity in foreign currency exchange losses (gains)	173	326	92	(1,284)
Mills LP minority interest share of above adjustments	(3,178)	(1,898)	(8,290)	(7,348)
TMC FFO	64,054	43,481	114,080	82,421
Add minority interest reflected as common equity in Mills LP	4,948	13,391	18,864	24,958
Mills LP FFO	69,002	56,872	132,944	107,379
Less preferred unit distributions	(9,280)	(6,849)	(18,560)	(11,227)
FFO available to Mills LP common unit holders	$59,722	$50,023	$114,384	$96,152

Mills LP FFO per Common Unit (Basic):
Mills LP Net Income	$0.35	$0.81	$1.14	$1.27
Add:
Depreciation and amortization	0.42	0.27	0.83	0.54
Equity in depreciation and amortization	0.26	0.21	0.54	0.41
Foreign currency exchange losses (gains)	0.04	(0.35)	0.12	(0.39)
Deduct:
Gain on sale of joint venture interest	—	—	(0.55)	—
Equity in foreign currency exchange losses (gains)	—	0.01	—	(0.02)
Preferred unit distributions	(0.14)	(0.11)	(0.29)	(0.19)
Mills LP FFO per common unit	$0.93	$0.84	$1.79	$1.62

Mills LP FFO per Common Unit (Diluted):
Mills LP Net Income	$0.35	$0.80	$1.13	$1.25
Add:
Depreciation and amortization	0.41	0.27	0.82	0.54
Equity in depreciation and amortization	0.26	0.21	0.53	0.40
Foreign currency exchange losses (gains)	0.04	(0.36)	0.12	(0.38)
Deduct:
Gain on sale of joint venture interest	—	—	(0.54)	—
Equity in foreign currency exchange losses (gains)	—	0.01	—	(0.02)
Preferred unit distributions	(0.14)	(0.11)	(0.29)	(0.19)
Mills LP FFO per common unit	$0.92	$0.82	$1.77	$1.60

Unconsolidated Joint Ventures:
Net Income	$7,670	$8,421	$17,293	$17,413
Add:
Depreciation and amortization	33,614	25,931	68,353	50,080
Foreign currency exchange losses (gains)	350	519	184	(2,104)
FFO	$41,634	$34,871	$85,830	$65,389

	Three Months Ended				Twelve Months Ended
	9/30/03	12/31/03	3/31/04	6/30/04	6/30/04

TMC Net Income	$25,439	$39,017	$41,697	$20,859	$127,012
Add:
Depreciation and amortization	23,397	31,005	26,195	26,978	107,575
Equity in depreciation and amortization	14,938	16,464	17,489	16,834	65,725
Foreign currency exchange losses (gains)	(1,842)	(13,717)	5,031	2,388	(8,140)
Deduct:
Gain on sale of joint venture interest	(8,462)	(729)	(35,193)	—	(44,384)
Equity in foreign currency losses (gains)	99	33	(81)	173	224
Mills LP minority interest share of above adjustments	(5,468)	(6,382)	(2,285)	(3,178)	(17,313)
TMC FFO	48,101	65,691	52,853	64,054	230,699
Add minority interest reflected as common equity in Mills LP	11,877	15,988	11,089	4,948	43,902
Mills LP FFO	59,978	81,679	63,942	69,002	274,601
Less preferred unit distributions	(8,127)	(9,115)	(9,280)	(9,280)	(35,802)
FFO available to Mills LP common unit holders	$51,851	$72,564	$54,662	$59,722	$238,799

	Three Months Ended				Twelve Months Ended
	9/30/02	12/31/02	3/31/03	6/30/03	6/30/03

TMC Net Income	$12,797	$23,934	$20,681	$37,176	$94,588
Add:
Depreciation and amortization	11,803	15,394	16,071	16,162	59,430
Equity in depreciation and amortization	10,266	11,949	11,507	12,536	46,258
Foreign currency exchange losses (gains)	—	(4,983)	(2,259)	(20,821)	(28,063)
Deduct:
Gain on sale of joint venture interest	—	—	—	—	—
Equity in foreign currency exchange losses (gains)	—	—	(1,610)	326	(1,284)
Mills LP minority interest share of above adjustments	(6,602)	(6,137)	(5,412)	(1,898)	(20,049)
TMC FFO	28,264	40,157	38,978	43,481	150,880
Add minority interest reflected as common equity in Mills LP	12,064	15,191	11,529	13,391	52,175
Mills LP FFO	40,328	55,348	50,507	56,872	203,055
Less preferred unit distributions	—	(2,555)	(4,378)	(6,849)	(13,782)
FFO available to Mills LP common unit holders	$40,328	$52,793	$46,129	$50,023	$189,273

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited, in thousands)

Adjusted funds from operations:  AFFO is FFO excluding the impact of recurring capital expenditures (fixed asset expenditures and leasing costs for operating real estate properties). The Company believes AFFO is an important performance measure for an equity REIT as it offers an indication of a REIT’s ability to incur and service debt; to fund required distributions; and to provide for other cash needs. Most equity REITs provide AFFO information to the investment community and so it is also a useful measure in comparisons to other equity REITs.  Still, the Company’s method of calculating AFFO may be different from methods used by other REITs and accordingly, may not be comparable to other REITs. Net income is considered by management to be the most comparable GAAP measure relative to AFFO.  Reconciliations between the two measures follow.

	Three Months Ended				Twelve Months Ended
	9/30/03	12/31/03	3/31/04	6/30/04	6/30/04

TMC Net Income	$25,439	$39,017	$41,697	$20,859	$127,012
Add:
Depreciation and amortization	23,397	31,005	26,195	26,978	107,575
Equity in depreciation and amortization	14,938	16,464	17,489	16,834	65,725
Deduct:
Gain on sale of joint venture interest	(8,462)	(729)	(35,193)	—	(44,384)
Foreign currency exchange losses (gains)	(1,842)	(13,717)	5,031	2,388	(8,140)
Equity in foreign currency exchange losses (gains)	99	33	(81)	173	224
Recurring capital expenditures	(1,506)	(2,684)	(2,200)	(3,103)	(9,493)
Mills LP minority interest share of above adjustments	(5,175)	(5,864)	(1,911)	(2,965)	(15,915)
TMC AFFO	46,888	63,525	51,027	61,164	222,604
Add minority interest reflected as common equity in Mills LP	11,584	15,470	10,715	4,735	42,504
Mills LP AFFO	58,472	78,995	61,742	65,899	265,108
Less preferred unit distributions	(8,127)	(9,115)	(9,280)	(9,280)	(35,802)
AFFO available to Mills LP common unit holders	$50,345	$69,880	$52,462	$56,619	$229,306

	Three Months Ended				Twelve Months Ended
	9/30/02	12/31/02	3/31/03	6/30/03	6/30/03

TMC Net Income	$12,797	$23,934	$20,681	$37,176	$94,588
Add:
Depreciation and amortization	11,803	15,394	16,071	16,162	59,430
Equity in depreciation and amortization	10,266	11,949	11,507	12,536	46,258
Deduct:
Foreign currency exchange losses (gains)	—	(4,983)	(2,259)	(20,821)	(28,063)
Equity in foreign currency exchange losses (gains)	—	—	(1,610)	326	(1,284)
Recurring capital expenditures	(525)	(1,837)	(1,599)	(971)	(4,932)
Mills LP minority interest share of above adjustments	(6,445)	(5,633)	(5,047)	(1,673)	(18,798)
TMC AFFO	27,896	38,824	37,744	42,735	147,199
Add minority interest reflected as common equity in Mills LP	11,907	14,687	11,164	13,166	50,924
Mills LP AFFO	39,803	53,511	48,908	55,901	198,123
Less preferred unit distributions	—	(2,555)	(4,378)	(6,849)	(13,782)
AFFO available to Mills LP common unit holders	$39,803	$50,956	$44,530	$49,052	$184,341

NET OPERATING INCOME

(Unaudited, in thousands)

Net operating income:  NOI is defined as revenues from minimum rent, percentage rent, recoveries from tenants and other property revenue less recoverable expenses and other property expenses. Other property expenses include bad debt expenses but exclude interest expense, management fees and depreciation and amortization. NOI is used by management in assessing the operating results of its properties and the value of its real estate assets. The Company believes NOI enhances one’s understanding of the core operating performance of a REIT’s real estate portfolio before considering depreciation and amortization, financing costs and general and administrative expenses. NOI measures presented by the Company may not be comparable to other similarly titled measures of other companies. Operating income, which is a component of net income, is considered by management to be the most comparable GAAP measure relative to NOI.  Reconciliations between the two measures follow.

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Operating income	$29,690	$37,004	$62,434	$67,363
Add:
General and administration	9,405	4,802	16,814	9,136
Depreciation and amortization	28,897	17,013	56,045	33,643
Deduct:
Management and other fee income	(3,836)	(4,670)	(7,829)	(8,611)
Net operating income	$64,156	$54,149	$127,464	$101,531

Unconsolidated Joint Ventures:
Operating income	$40,842	$34,242	$79,652	$59,935
Add:
Management fees (operating expenses)	3,627	2,900	7,506	5,355
Depreciation and amortization	33,614	25,931	68,353	50,080
Net operating income	$78,083	$63,073	$155,511	$115,370

EARNINGS BEFORE INTEREST, INCOME TAXES, DEPRECIATION AND AMORTIZATION

(Unaudited, in thousands)

Earnings Before Interest, Income Taxes, Depreciation and Amortization:  EBITDA is defined as income before discontinued operations and minority interest plus interest expense, income taxes and depreciation and amortization. The Company’s pro rata share of these expenses from its unconsolidated joint ventures is also excluded. Both loan cost amortization and loss on debt extinguishments are included in the definition of interest expense.  Management uses EBITDA as a performance measure and believes it offers a further tool in evaluating a REIT’s ability to incur and service debt; fund required distributions and provide for other cash needs. EBITDA is not intended to represent cash flow from operations as defined by GAAP; is not indicative of cash available to fund all cash flow needs and liquidity, including the ability to make distributions; and should not be considered an alternative to net income determined in accordance with GAAP for purposes of evaluating operating performance. EBITDA measures presented by the Company may not be comparable to other similarly titled measures of other companies.  Net income is considered by management to be the most comparable GAAP measure relative to EBITDA. Reconciliations between the two measures follow.

	Three Months Ended				Twelve Months Ended
	9/30/03	12/31/03	3/31/04	6/30/04	6/30/04

TMC Net Income	$25,439	$39,017	$41,697	$20,859	$127,012
Add:
Depreciation and amortization	24,180	31,868	27,148	28,897	112,093
Equity in depreciation and amortization	14,938	16,464	17,489	16,834	65,725
Interest expense	23,214	23,230	20,926	20,971	88,341
Equity in interest expense	15,635	15,759	17,182	15,901	64,477
Loss (gain) on debt extinguishments	—	—	—	—	—
Equity in loss on debt extinguishments	—	430	—	(4)	426
Minority interest share of above adjustments:
Mills LP common unit holders	(15,156)	(16,941)	(14,067)	(5,661)	(51,825)
TMC EBITDA	88,250	109,827	110,375	97,797	406,249
Add minority interest reflected as common equity in Mills LP	21,565	26,547	22,871	7,430	78,413
Mills LP EBITDA	$109,815	$136,374	$133,246	$105,227	$484,662

	Three Months Ended				Twelve Months Ended
	9/30/02	12/31/02	3/31/03	6/30/03	6/30/03

TMC Net Income	$12,797	$23,934	$20,681	$37,176	$94,588
Add:
Depreciation and amortization	12,374	16,025	16,630	17,013	62,042
Equity in depreciation and amortization	10,266	11,949	11,507	12,536	46,258
Interest expense	12,467	12,395	13,472	16,720	55,054
Equity in interest expense	8,547	9,470	9,893	12,954	40,864
Loss on debt extinguishments	1,260	—	—	550	1,810
Equity in loss of debt extinguishments	—	13	—	26	39
Minority interest share of above adjustments:
Mills LP common unit holders	(13,436)	(13,683)	(11,756)	(13,834)	(52,709)
TMC EBITDA	44,275	60,103	60,427	83,141	247,946
Add minority interest reflected as common equity in Mills LP	18,898	22,737	17,873	25,327	84,835
Mills LP EBITDA	$63,173	$82,840	$78,300	$108,468	$332,781

Other Definitions and Terms

Comparable Properties:  Comparable Properties consist of properties that have been owned and had stabilized operations for at least the prior 24 month period and where a comparison of operating results from the prior to the current period is meaningful.